UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2013

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 17, 2013, Carter Validus Mission Critical REIT, Inc. (the “Company”), through a wholly-owned subsidiary of Carter/Validus Operating Partnership, LP (“CVOP”), its operating partnership, entered into an agreement with Carter Validus Properties, LLC (the “Assignor”), an affiliated entity of the Company, to assume all of the Assignor’s right, title and interest in a Purchase Agreement (the “Purchase Agreement”) with Pacific Bell Telephone Company, a California corporation formally known as The Pacific Telephone and Telegraph Company ( the “Seller”), which is not affiliated with the Company, its advisor or affiliates, for the purchase of 100% of the Seller’s interest in a 499,402 square foot data center (the “AT&T California Data Center”), located on approximately 17 acres of land in the San Diego-Carlsbad, California metropolitan area, for a purchase price of $134,500,000, plus closing costs. The acquisition was funded by net proceeds from the Company’s ongoing initial public offering and its existing line of credit.

In connection with the acquisition, the Company paid an acquisition fee of $2,690,000, or 2% of the purchase price, to its advisor, Carter/Validus Advisors, LLC. The Company believes the AT&T California Data Center is adequately insured.

The AT&T California Data Center was constructed in 1983. On December 17, 2013, the Company entered into a lease with AT&T Services, Inc. (“AT&T Services”), a wholly-owned subsidiary of AT&T, Inc. (“AT&T”). The lease is guaranteed by another wholly-owned subsidiary of AT&T, AT&T Teleholdings, Inc. Pursuant to the lease agreement, the tenant is obligated to spend approximately $5.2 million for future improvements to the property by the end of the lease term.

The following table shows the material terms of the lease agreement with the sole tenant of the AT&T California Data Center:

	Square	Current Annual	Base Rent per Square	Lease Term		Renewal
Tenant(1)	Feet	Base Rent(2)	Foot	Beginning	Ending	Options
AT&T Services (3)	499,402	$9,944,100	$19.91	12/17/13	12/31/23	4/5 yr

(1)	The tenant entered into a net lease in which the tenant is required to pay all operating expenses and capital expenditures of the building.
(2)	Rent increases annually by 3% of the then current annual base rent.
(3)	The tenant is a wholly-owned subsidiary of AT&T. AT&T has a Standard & Poor credit rating of A-.

While the acquisition of the AT&T California Data Center is individually insignificant for purposes of the reporting requirements of Form 8-K, the property is related to the Company’s prior acquisitions of the AT&T Wisconsin Data Center and the AT&T Tennessee Data Center, and the three properties are significant in the aggregate.

The material terms of the Purchase Agreement, the Assignment of Real Estate Sale Contract and the Lease Agreement are qualified in their entirety by the agreements attached as Exhibit 10.1 through 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements.

It is not practicable to provide the financial statements at this time. Such financial statements, to the extent required, will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits

10.1	Purchase Agreement, dated November 22, 2013, between Pacific Bell Telephone Company, LLC and Carter Validus Properties, LLC

10.2	Assignment of Real Estate Sale Contract, dated December 17, 2013, between Carter Validus Properties, LLC and DC-7337 Trade Street, LLC

10.3	Lease Agreement, dated December 17, 2013, between DC-7337 Trade Street, LLC, as Lessor, AT&T Services, Inc., as Lessee, and AT&T Teleholdings, Inc., as Guarantor

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: December 19, 2013	By:	/s/ Todd M. Sakow
		Name:	Todd M. Sakow
		Title:	Chief Financial Officer